UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 2)

ORION PICTURES CORPORATION
(Name of Issuer)

Common Stock, $.25 Par Value
(Title of Class of Securities)

686285-10-7
(CUSIP Number)

ARNOLD L. WADLER
Senior Vice President, Secretary and
General Counsel, Metromedia Company
One Harmon Plaza, Secaucus, New Jersey 07094
Tel. No: (201) 348-3244
(Name, Address and Telephone Number of
Person Authorized to Receive Notices
and Communications)

October 28, 1986
(Date of Event which Requires Filing of
this Statement)

     If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box ___.

     Check the following box if a fee is being paid with the statement ___. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

     Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

     The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

     The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                     (Continued on following page(s))

                               SCHEDULE 13d
CUSIP No. 686285-10-7


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          Metromedia Company
          (I.R.S. Identification No. applied for)

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP              (a)
Metromedia Company disclaims membership in a group although        (b) X
a group might be deemed to exist.
3    SEC USE ONLY

4    SOURCE OF FUNDS



5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

          Delaware

                    7    SOLE VOTING POWER
                              637,500 (includes 532,260 shares issuable
                              upon exercise of currently exercisable
                              warrants) beneficially owned through
                              Metromedia, Inc.
   NUMBER OF
    SHARES          8    SHARED VOTING POWER
 BENEFICIALLY
 OWNED BY EACH
   REPORTING        9    SOLE DISPOSITIVE POWER
    PERSON                    637,500 (includes 532,260 shares issuable
     WITH                     upon exercise of currently exercisable
                              warrants) beneficially owned through
                              Metromedia, Inc.

                    10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          637,500 (includes 532,260 shares issuable upon exercise of currently exercisable warrants) beneficially owned through Metromedia, Inc.

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)



14   TYPE OF REPORTING PERSON

          PN

                               SCHEDULE 13D
CUSIP No. 686285-10-7


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          Stuart Subotnick - S.S. No. ###-##-####

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP              (a)
Stuart Subotnick disclaims membership in a group although          (b) X
a group might be deemed to exist.
3    SEC USE ONLY

4    SOURCE OF FUNDS



5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

          U.S.A.

                    7    SOLE VOTING POWER
                              637,500 (includes 532,260 shares issuable
                              upon exercise of currently exercisable
                              warrants) beneficially owned through
                              Metromedia, Inc.
   NUMBER OF
    SHARES          8    SHARED VOTING POWER
 BENEFICIALLY
 OWNED BY EACH
   REPORTING        9    SOLE DISPOSITIVE POWER
    PERSON                    637,500 (includes 532,260 shares issuable
     WITH                     upon exercise of currently exercisable
                              warrants) beneficially owned through
                              Metromedia, Inc.

                    10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          637,500 (includes 532,260 shares issuable upon exercise of currently exercisable warrants) beneficially owned through Metromedia, Inc.

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)



14   TYPE OF REPORTING PERSON

          IN

          This Amendment No. 2 supplements the Schedule 13D filed on June 2, 1986 by John W. Kluge and Metromedia, Inc., as amended by Amendment No. l thereto filed on September 12, 1986, in the following respect only (capitalized terms used herein shall have the meaning ascribed to such terms in the
Schedule 13D):


Item 2.  Identity and Background.

          Item 2 is hereby amended by adding thereto the following paragraph:

          This statement is also filed by Metromedia Company ("Company"), a general partnership in which John W. Kluge beneficially owns a 97.42% interest and Stuart Subotnick beneficially owns a 2.58% interest.
     Mr. Kluge and Mr. Subotnick are the sole general partners of Company. Mr. Kluge is the Chairman, President and Chief Executive Officer of Company and Mr. Subotnick is the Executive Vice President of Com-pany. Company acquired all of the outstanding capital stock of Metromedia on September 25, 1986. Company's principal business is telecommunications, in which Company engages through its ownership of Metromedia. Company's address of principal business and its principal office address are identical to those of Metromedia. Mr. Subotnick is a director of Metromedia and its Executive Vice President. Mr. Subotnick's business address is One Harmon Plaza, Secaucus, New Jersey 07094. He was elected a director of Orion on October 9, 1986. Mr. Subotnick has not, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) nor has he been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which he was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

          Exhibit 2 to this Statement, which is incorporated herein by reference, lists the name; residence or business address; present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted; and citizenship of each executive officer and director of Company, including John W. Kluge and Stuart Subotnick.


Item 4.  Purpose of Transaction.

          Item 4 is hereby amended by substituting the first sentence thereof with the following sentence:

          Each of Metromedia, Company, John W. Kluge and
Stuart Subotnick has acquired the subject securities of Orion for investment.


Item 5.  Interest in Securities of the Issuer.

          Paragraph 5(a) is hereby amended by substituting the first sentence thereof with the following sentence:

          Company, Mr. Kluge, Mr. Subotnick and Metromedia beneficially own 637,500 shares of Orion's Common
     Stock, which figure includes 532,260 shares issuable upon the exercise of the Orion Warrants.

          Paragraph 5(a) is hereby amended further by adding thereto the following paragraph:

          The wife of Stuart Subotnick also owns 5,000 additional shares, which were purchased on Septem-ber 16, 1986; Mr. Subotnick disclaims beneficial ownership of such shares.

          Paragraph 5(b) is amended in full by substituting therefor the following sentence:

          Company, Mr. Kluge, Mr. Subotnick and Metromedia have sole power to vote and dispose of the 637,500 shares owned directly by Metromedia, and Mr. Kluge has sole power to vote and dispose of the 20,000 shares owned directly by him.


Item 6. Contracts, Arrangements, Understandings and Rela-tionships with Respect to Securities of the Issuer.

          Item 6 is hereby amended in full by substituting therefor the following paragraphs:

          On October 28, 1986, Company and Orion entered into a Purchase Agreement (the "Purchase Agreement") pursuant to which Company agreed to acquire and Orion agreed to sell 1,600,000 shares of Orion Common Stock at an aggregate purchase price of $20,400,000 in cash, or $12.75 per share. The closing under the Purchase Agreement will take place following the termination of the waiting period under the Hart-Scott-Rodino
     Antitrust Improvements Act of 1976 and the satisfaction of certain other conditions precedent. The transaction will be effected by simultaneous delivery of the acquired securities and the cash payment at the offices of Orion, 711 Fifth Avenue, New York, New York 10022.

          There are no other contracts, arrangements, understandings or relationships (legal or otherwise) among the persons named in Item 2 and between such persons and any person with respect to any securities of Orion.


Item 7.  Material to be Filed as Exhibits.

          Exhibit 1 is hereby amended by amending in full the "Principal Occupation or Employment" of Arnold L. Wadler to state as follows: "Vice President, General Counsel and Secretary."

          Exhibit 1 is hereby amended by adding thereto the following information under the subheading "Officers":

Name and Business        Principal Occupation
or Residence Address     or Employment          Citizenship

Seymour H. Wigod         Senior Vice            U.S.A.
Metromedia, Inc.         President
One Harmon Plaza
Secaucus, N.J. 07094

          Item 7 is hereby amended by adding thereto the following sentences:

          Exhibit 2 - Additional Item 2 information with respect to each executive officer of Company including
     John W. Kluge and Stuart Subotnick.

          Exhibit 3 - Conformed copy of the Purchase
     Agreement disclosed in Item 6.

                          SIGNATURE


          After reasonable inquiry and to the best of my knowledge and belief, I hereby certify that the information set forth in this statement is true, complete and correct.

Dated:  November 3, 1986



                         /s/ Stuart Subotnick
                         Stuart Subotnick
                         Executive Vice President
                         Metromedia, Inc.



                         /s/ Stuart Subotnick
                         Stuart Subotnick
                         General Partner
                         Metromedia Company



                         /s/ John W. Kluge
                         John W. Kluge



                         /s/ Stuart Subotnick
                         Stuart Subotnick

          This Amendment No. 2 supplements the Schedule 13D filed on June 2, 1986 by John W. Kluge and Metromedia, Inc., as amended by Amendment No. 1 thereto filed on September 12, 1986, in the following respect only (capitalized terms used herein shall have the meaning ascribed to such terms in the
Schedule 13D):


Item 2.  Identity and Background.

          Item 2 is hereby amended by adding thereto the following paragraph:

          This statement is also filed by Metromedia Company ("Company"), a general partnership in which John W. Kluge beneficially owns a 97.42% interest and Stuart Subotnick beneficially owns a 2.58% interest.
     Mr. Kluge and Mr. Subotnick are the sole general partners of Company. Mr. Kluge is the Chairman, President and Chief Executive Officer of Company and Mr. Subotnick is the Executive Vice President of Com-pany. Company acquired all of the outstanding capital stock of Metromedia on September 25, 1986. Company's principal business is telecommunications, in which Company engages through its ownership of Metromedia. Company's address of principal business and its principal office address are identical to those of Metromedia. Mr. Subotnick is a director of Metromedia and its Executive Vice President. Mr. Subotnick's business address is One Harmon Plaza, Secaucus, New Jersey 07094. He was elected a director of Orion on October 9, 1986. Mr. Subotnick has not, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) nor has he been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which he was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

          Exhibit 2 to this Statement, which is incorporated herein by reference, lists the name; residence or business address; present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted; and citizenship of each executive officer and director of Company, including John W. Kluge and Stuart Subotnick.


Item 4.  Purpose of Transaction.

          Item 4 is hereby amended by substituting the first sentence thereof with the following sentence:

          Each of Metromedia, Company, John W. Kluge and
     Stuart Subotnick has acquired the subject securities of Orion for investment.


Item 5.  Interest in Securities of the Issuer.

          Paragraph 5(a) is hereby amended by substituting the first sentence thereof with the following sentence:

          Company, Mr. Kluge, Mr. Subotnick and Metromedia beneficially own 637,500 shares of Orion's Common
     Stock, which figure includes 532,260 shares issuable upon the exercise of the Orion Warrants.

          Paragraph 5(a) is hereby amended further by adding thereto the following paragraph:

          The wife of Stuart Subotnick also owns 5,000 additional shares, which were purchased on Septem-ber 16, 1986; Mr. Subotnick disclaims beneficial ownership of such shares.

               Paragraph 5(b) is amended in full by substi-tuting therefor the following sentence:

          Company, Mr. Kluge, Mr. Subotnick and Metromedia have sole power to vote and dispose of the 637,500 shares owned directly by

     Metromedia, and Mr. Kluge has
     sole power to vote and dispose of the 20,000 shares owned directly by him.


Item 6. Contracts, Arrangements, Understandings and Rela-tionships with Respect to Securities of the Issuer.

          Item 6 is hereby amended in full by substituting there for the following paragraphs:

          On October 28, 1986, Company and Orion entered into a Purchase Agreement (the "Purchase Agreement") pursuant to which Company agreed to acquire and Orion agreed to sell 91,600,000 shares of Orion Common Stock at an aggregate purchase price of $20,400,000 in cash, or $12.75 per share. The closing under the Purchase Agreement will take place following the termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the satisfaction of certain other conditions precedent. The transaction will be effected by simultaneous delivery of the acquired securities and the cash payment at the offices of Orion, 711 Fifth Avenue, New York, New York 10022.

          There are no other contracts, arrangements, under-standings or relationships (legal or otherwise) among the persons named in Item 2 and between such persons and any person with respect to any securities of Orion.


Item 7.  Material to be Filed as Exhibits.

          Item 7 is hereby amended by adding thereto the following sentences:

          Exhibit 2 - Additional Item 2 information with respect to each executive officer of Company including
     John W. Kluge and Stuart Subotnick.

          Exhibit 3 - Conformed copy of the Purchase
     Agreement disclosed in Item 6.

                          SIGNATURE


          After reasonable inquiry and to the best of my knowledge and belief, I hereby certify that the information set forth in this statement is true, complete and correct.

Dated:             , 1986




                         Stuart Subotnick
                         Executive Vice President
                         Metromedia, Inc.




                         Stuart Subotnick
                         General Partner
                         Metromedia Company




                         John W. Kluge




                         Stuart Subotnick